UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 23, 2011
APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

OHIO	1-2299	34-0117420

(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification No.)

One Applied Plaza, Cleveland, Ohio 44115

(Address of Principal Executive Officers) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (216) 426-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On April 23, 2011, David L. Pugh, Chairman & Chief Executive Officer of Applied Industrial Technologies, Inc. (“Applied”), informed the Board of Directors that he will retire from Applied by the next annual shareholder meeting to be held in October 2011. Mr. Pugh will also step down from the Board at the same time. On April 27, 2011, Applied issued the press release, attached as Exhibit 99.1, announcing such retirement.
In connection with his retirement, Applied and Mr. Pugh entered into a letter agreement (a copy of which is attached as Exhibit 10.1) regarding his retirement and pursuant to which Mr. Pugh is guaranteed a payment equal to 100% of his salary, or $945,000, to be prorated based on the number of days elapsed in Applied’s fiscal year ending June 30, 2012 prior to his retirement. In exchange, Mr. Pugh agreed to assist the Board in finding and hiring his successor, and to one-year non-compete and non-solicitation covenants. Mr. Pugh also agreed to give a general release of claims upon his retirement.
The foregoing description of Mr. Pugh’s letter agreement is qualified in its entirety by reference to its terms, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits.

10.1	Letter agreement dated April 27, 2011 between Applied Industrial Technologies, Inc. and David L. Pugh

99.1	Press release dated April 27, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLIED INDUSTRIAL TECHNOLOGIES, INC. (Registrant)
By:	/s/ Fred D. Bauer
Fred D. Bauer
Vice President-General Counsel & Secretary
Date: April 27, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter agreement dated April 27, 2011 between Applied Industrial Technologies, Inc. and David L. Pugh

99.1	Press release dated April 27, 2011